UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 19, 2025

Arboretum Silverleaf Income Fund, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-211626	81-1184858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Arboretum Drive, Suite 105 Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 294-1420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 18, 2025, Arboretum Silverleaf Income Fund, L.P. (the “Partnership”), engaged Berkowitz Pollack Brant Advisors + CPAs (“BPBA”) as the Partnership’s independent registered public accounting firm for the Partnership’s fiscal years ended December 31, 2023 and 2024, effective immediately.

During the Partnership’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Partnership nor anyone acting on its behalf has consulted with BPBA regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and neither a written report or oral advice was provided to the Partnership that BPBA concluded was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2025	Arboretum Silverleaf Income Fund, L.P.

	By:	/s/ Joshua Yifat
Joshua Yifat
Chief Financial Officer